Exhibit 3.68

THE COMPANIES ACTS 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

FOSTER WHEELER EUROPE LIMITED

AMENDED BY SPECIAL RESOLUTION ON
28 AUGUST 2003 AND 27 OCTOBER 2003

1.                                      PRELIMINARY

1.1                                 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2                                 In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.                                      ALLOTMENT OF SHARES

2.1                                 Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to Article 2.4 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2                                 All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the directors propose to issue shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than 14 days) within which the offer, if not accepted, will be deemed to be declined.  After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such special resolution as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The foregoing provisions of this Article 2.2 shall have effect subject to section 80 of the Act.

2.3                                 In accordance with section 91(1) of the Act sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

2.4                                 The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

3.                                      SHARES

3.1                                 The lien conferred by regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

3.2                                 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

3.3                                 Neither regulations 8 to 11 (inclusive) in Table A nor Article 3.1 hereof shall apply in respect of any share or shares which is or are from time to time pledged, charged or otherwise subject to any security interest in favour of Bank of America, N.A. as Collateral Agent in connection with the Third Amended and Restated Term Loan and Revolving Credit Agreement dated August 2, 2002 (as amended, amended and restated, or otherwise modified from time to time) (the “Credit Agreement”), its successor(s), assign(s), transferee(s) or nominee(s).

4.                                      GENERAL MEETINGS AND RESOLUTIONS

4.1                                 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

4.2.1                        No business shall be transacted at any general meeting unless a quorum is present. Subject to Article 4.2.2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

4.2.2                        If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum.

4.2.3                        If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4.2.4                        Regulations 40 and 41 in Table A shall not apply to the Company.

4.3.1                        If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in Article 4.3.3 below.

4.3.2                        Any decision taken by a sole member pursuant to Article 4.3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.

4.3.3                        DELETED

4.4                                 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

4.5                                 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.                                      APPOINTMENT OF DIRECTORS

5.1.1                        Regulation 64 in Table A shall not apply to the Company.

5.1.2                        The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.

5.2                                 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.3                                 Any Member or Members holding a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company may by memorandum in writing signed by or on behalf of him or them and delivered to the registered office of the Company or tendered at a meeting of the board of directors, or of the Company in general meeting, or sent by electronic communication, at any time and from time to time appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors or remove any Director from office howsoever appointed.

5.4.1                        DELETED

5.4.2                        The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 5.1.2 above as the maximum number of directors and for the time being in force.

5.5                                 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in General Meeting pursuant to Article 5.4.1 above. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

6.                                      BORROWING POWERS

6.1                                 The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

7.                                      ALTERNATE DIRECTORS

7.1                                 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2                                 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8.                                      GRATUITIES AND PENSIONS

8.1.1                        The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

8.1.2                        Regulation 87 in Table A shall not apply to the Company.

9.                                      PROCEEDINGS OF DIRECTORS

9.1.1                        A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote an any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

9.1.2                        Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

9.1.3                        Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.                               THE SEAL

10.1                           If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

10.2                           The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

11.                               NOTICES

11.1                           Without prejudice to regulations 112 to 116 inclusive in Table A, the Company may give notice to a member by electronic means provided that:-

11.1.1                  the member has given his consent in writing to receiving notice communicated by electronic means and in such consent has set out an address to which the notice shall be sent by electronic means; and

11.1.2                  the electronic means used by the Company enables the member concerned to read the text of the notice.

11.2                           A notice given to a member personally or in a form permitted by Article 11.1 above shall be deemed to be given on the earlier of the day on which it is delivered personally and the day on which it was despatched by electronic means, as the case may be.

11.3                           Regulation 115 in Table A shall not apply to a notice delivered personally or in a form permitted by Article 11.1 above.

11.4                           In this article “electronic” means actuated by electric, magnetic, electromagnetic, electro-chemical or electro-mechanical energy and “by electronic means” means by any manner only capable of being so actuated.

12.                               INDEMNITY

12.1                           Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

12.2                           The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

12.3                           Regulation 1.18 in Table A shall not apply to the Company.

13.                               TRANSFER OF SHARES

13.1                           The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.

13.2                           Neither regulation 24 in Table A nor Article 13.1 hereof shall apply in respect of any share or shares which is or are from time to time pledged, charged or otherwise subject to any security interest in favour of Bank of America, N. A. in connection with the Credit Agreement, its successor(s), assign(s), transferee(s) or nominee(s).

13.3                           No suspension under regulation 26 in Table A of the registration of transfers of shares or of any class of shares shall apply to or affect any transfer of a share or shares in favour of Bank of America, N. A. in connection with the Credit Agreement, its successor(s), assign(s), transferee(s) or nominee(s).

14.                               MEETINGS

14.1                           In this Article “electronic” means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and “by electronic means” means by any manner only capable of being so actuated.

14.2                           A person in communication by electronic means with the chairman and with all other parties to a meeting of the directors or of a committee of the directors shall be regarded for all purposes as personally attending such a meeting provided that but only for so long as at such a meeting he has the ability to communicate interactively and simultaneously with all other parties attending the meeting including all persons attending by electronic means.

14.3                           A meeting at which one or more of the directors attends by electronic means is deemed to be held at such place as the directors shall at the said meeting resolve. In the absence of a resolution as aforesaid, the meeting shall be deemed to be held at the place, if any, where a majority of the directors attending the meeting are physically present, or in default of such a majority, the place at which the chairman of the meeting is physically present.